SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                               FORM S-8

                        REGISTRATION STATEMENT
                                 Under
                      THE SECURITIES ACT OF 1933

                      CUMMINS ENGINE COMPANY, INC.
                      ____________________________

         (Exact name of registrant as specified in its charter)

             Indiana                                 35-0257090

(State or Other Jurisdiction of          (IRS Employer Identification No.)
 Incorporation or Organization)

       500 Jackson Street, Box 3005, Columbus, Indiana  47202-3005
       (Address of Principal Executive Offices)         (Zip Code)

                       CUMMINS ENGINE COMPANY, INC.
                       EMPLOYEE STOCK PURCHASE PLAN
                        (Full title of the plan)

                               Pamela F. Carter
                Vice President - General Counsel and Secretary
                         Cummins Engine Company, Inc.
                              500 Jackson Street
                                   Box 3005
                         Columbus, Indiana  47202-3005
                    (Name and address of agent for service)

                                  812-377-3519
      (Telephone number, including area code, of agent for service)


                    CALCULATION OF REGISTRATION FEE
________________________________________________________________________
                                 Proposed     Proposed
                                 maximum      maximum
Title of            Amount       offering     aggregate     Amount of
securities to       to be        price        offering      registration
be registered       registered   per share*   price*        fee
________________________________________________________________________
Common Stock,
par value $2.50     500,000
per share           Shares       $36.91      $18,455,000    $5,130.49
________________________________________________________________________

*Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 by utilizing the average of the high and low prices on the New York Stock Exchange Composite Tape on November 13, 1998.

                           PART II

            INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference
         _______________________________________

         The documents listed below have been filed by the Corporation with the Commission and are incorporated herein by reference:

         (a) The Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

         (b) The Corporation's Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 1998.

         (c) The Corporation's Quarterly Report on Form 10-Q for the fiscal quarter ended June 28, 1998.

         (d) The Corporation's Quarterly Report on Form 10-Q for the fiscal quarter ended September 27, 1998.

         (e) The description of the common stock, par value $2.50 per share, of the Corporation (the "Common Stock"), included in the Corporation's Registration Statement No. 333-42687 on Form S-3, filed under the Securities Act of 1933 (the "1933 Act").

         All documents filed by the Corporation pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all Common Stock offered hereby has been sold, or which deregisters all such Common Stock then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 6.  Indemnification of Directors and Officers
         _________________________________________

         Article VI of the By-laws of the Corporation sets forth certain rights of the directors and officers of the Corporation to indemnification.

         Section 23-1-37 of the Indiana Code provides that Indiana corporations have the power to indemnify their directors, officers, employees and agents against certain expenses and liabilities in connection with actions, suits and proceedings and the power to maintain certain insurance policies against liabilities incurred by such officers, directors, employees and agents.

         The Corporation maintains insurance policies that provide for indemnification of directors, officers, employees and agents against certain liabilities.

Item 8.  Exhibits
         ________

         Exhibit No.
         ___________

             23       - Consent of Arthur Andersen LLP

             24       - Power of Attorney

Item 9.  Undertakings
         ____________

         1.  The Corporation hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Corporation pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The Corporation hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Corporation's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(PAGE)
                            SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Corporation certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Indiana on the 17th day of November, 1998.

                                CUMMINS ENGINE COMPANY, INC.



                                by: /s/ Pamela F. Carter
                                    ____________________
                                    Pamela F. Carter
                                    Vice President - General
                                    Counsel and Secretary


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 17th day of November, 1998.

       Signatures


           *
________________________           Director and Chief Executive
     J. A. Henderson               Officer
                                   (Principal Executive Officer)

           *
________________________           Director and President and
     T. M. Solso                   Chief Operating Officer


           *
________________________           Director
     H. Brown


           *
________________________           Director
     R. J. Darnall


           *
________________________           Director
     J. M. Deutch


           *
________________________           Director
     W. Y. Elisha


           *
________________________           Director
     H. H. Gray


           *
________________________           Director
     W. I. Miller


           *
________________________           Vice President-Corporate Controller
     R. J. Mills                   (Principal Accounting Officer)


           *
________________________           Vice President and Chief
     K. M. Patel                   Financial Officer


           *
________________________           Director
     W. D. Ruckelshaus


           *
________________________           Director
     H. B. Schacht


           *
________________________           Director
     F. A. Thomas


           *
________________________           Director
     J. L. Wilson




*By:   /s/Pamela F. Carter
       ___________________
       Pamela F. Carter
       Attorney-in-fact

                          EXHIBIT INDEX
                          _____________

Exhibit
Number                     Description                       Page
______          ___________________________________          ____


  23            Consent of Arthur Andersen LLP                 8

  24            Power of Attorney                              9